UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51491	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to various agreements entered into by Kona Grill, Inc. (the “Company”) and further described under Item 3.02 of this Current Report on Form 8-K. The disclosure contained in Item 3.02 is hereby incorporated by reference into this Item 1.01, and the Securities Purchase Agreement has been filed as an exhibit to this Report.

Item 3.02 Unregistered Sales of Equity Securities

On November 1, 2007, the Company entered into a Securities Purchase Agreement with certain accredited, institutional investors whereby the Company issued 650,000 shares of its common stock at $16.25 per share.

Cowen and Company, LLC served as the placement agent in the private placement, for which it received commissions of approximately $0.5 million.

The Company agreed to register for resale the shares of common stock purchased under the agreement.

The Company received net proceeds from the offering of approximately $10.0 million, after deducting placement agent fees and other offering expenses. The Company plans to use the net proceeds from the private offering to fund new restaurant development and for general corporate purposes.

The Company issued the securities described above to the investors in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. Each of the share certificates issued in the transaction bears a restrictive legend permitting the transfer only in compliance with applicable securities laws. The investors in the private placement represented to the Company their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. All investors had adequate access, through reports filed by the Company with the SEC or through other access to information provided by the Company, to information about the Company.

The Company issued a press release dated November 2, 2007 announcing the transaction covered by the Securities Purchase Agreement. The Company also issued a press release dated November 6, 2007 announcing the closing of the private placement transaction. Copies of the releases are attached as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number

10.17	Securities Purchase Agreement, dated November 1, 2007, among Kona Grill, Inc. and the investor parties thereto.

99.1	Press release dated November 2, 2007, entitled “Kona Grill Announces $10.6 Million Private Placement”

99.2	Press release dated November 6, 2007, entitled “Kona Grill Announces Closing of Private Placement of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kona Grill, Inc.
Date: November 6, 2007	By:	/s/ Mark S. Robinow

Mark S. Robinow Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.17	Securities Purchase Agreement, dated November 1, 2007, among Kona Grill, Inc. and the investor parties thereto.

99.1	Press release dated November 2, 2007, entitled “Kona Grill Announces $10.6 Million Private Placement”

99.2	Press release dated November 6, 2007, entitled “Kona Grill Announces Closing of Private Placement of Common Stock”